EXHIBIT 10.4
DEFEASANCE PLEDGE AND SECURITY AGREEMENT
     THIS DEFEASANCE PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is dated as of May 9, 2006, by and among WINSTON SPE LLC, a Virginia limited liability company (“Pledgor”), WELLS FARGO BANK, N.A. (f/k/a Norwest Bank Minnesota, National Association), a national banking association, as trustee, under the Pooling and Servicing Agreement, dated as of March 1, 1999 (as amended from time to time, the “Pooling and Servicing Agreement”), for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG1, as secured party (together with its successors and assigns, “Pledgee”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (as successor to GE Capital Loan Services, Inc.), as master servicer (“Servicer”) under the Pooling and Servicing Agreement and, for the sole purpose of agreeing to the provisions of Sections 7, 8, 9, 16, 22 and 25 of this Agreement, WELLS FARGO BANK, N.A., a national banking association as Securities Intermediary (“Intermediary”).
RECITALS:
     A. CMF CAPITAL COMPANY, LLC, a Delaware limited liability company (“Original Lender”) made a loan to Pledgor in the original principal amount of SEVENTY-ONE MILLION AND 00/100 DOLLARS ($71,000,000.00) (the “Loan”) pursuant to Loan Agreement, dated November 3, 1998, between Pledgor and Original Lender (the “Loan Agreement”).
     B. The Loan is evidenced by that certain Promissory Note, dated as of November 3, 1998 (the “Note”), from Pledgor to Original Lender.
     C. The Loan and Note are secured by the Mortgage (as defined in Exhibit C), executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real properties described in said Mortgage (collectively, the “Real Property”) and the Collateral Documents (as defined in Exhibit D). The Loan is further evidenced or secured by various other documents executed by Pledgor and others in favor of Original Lender (together with the Collateral Documents, the Loan Agreement, the Note and the Mortgage, the “Loan Documents”).
     D. Original Lender assigned all of its right, title and interest in the Loan and the Loan Documents to Pledgee.
     E. Pursuant to the Loan Documents, Pledgor has requested that Pledgee release the lien of the Mortgage and terminate the Collateral Documents upon Pledgor’s defeasance of the Loan.
     F. Pursuant to the Loan Documents, it is a condition precedent to Pledgee’s obligation to release the liens of the Mortgage and terminate the Collateral Documents that Pledgor grant a security interest in the Pledged Collateral (as defined herein) to Pledgee to secure the payment and performance in full when due of all amounts payable under the Loan Documents.

     G. Pledgor is the legal and beneficial owner of the securities listed in Exhibit A hereto (collectively, the “Securities”).
     NOW, THEREFORE, Pledgor and Pledgee agree as follows:
Section 1. Definitions.
     The following terms shall have the following meanings when used herein. Each capitalized term used and not defined herein shall have the meaning assigned to such term in the Loan Documents.
     “Accountant’s Letter”: The Agreed Upon Procedures Letter, dated as of the Closing Date, delivered by Causey, Demgen & Moore, Inc., regarding the Securities, including all schedules thereto, a copy of which is attached to the Defeasance Account Agreement as Exhibit C.
     “Anticipated Payment Date”: December 1, 2008.
     “Book-Entry Securities”: U.S. Obligations that are (a) “Book-Entry Securities” as defined in 31 C.F.R. Section 357.2, that have been issued by the United States Department of the Treasury, (b) “Book-Entry GSE Securities” as defined in the regulations of the United States Department of Housing and Urban Development governing direct obligations of the FNMA and the FHLMC (24 C.F.R. Part 81, as amended) or (c) “Book-Entry Funding Corporation Securities” as defined in the regulations of the United States Department of the Treasury governing securities issued by REFCO (12 C.F.R. Part 1511, as amended), and are, in each case, maintained in TRADES.
     “Certificates”: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG1.
     “Closing Date”: May 9, 2006.
     “Custodian”: Intermediary in its capacity as custodian of the Pledged Collateral Account.
     “Defeasance Account Agreement”: The Defeasance Account Agreement, dated as of the Closing Date, among Pledgor, Pledgee, Servicer, and Intermediary.
     “Defeasance Assignment, Assumption and Release Agreement”: The Defeasance Assignment, Assumption and Release Agreement, dated as of the Closing Date, among Pledgor, Pledgee, Successor Borrower, Servicer, and acknowledged by Intermediary.
     “Defeasance Documents”: This Agreement; the Note; the Loan Agreement; the Defeasance Assignment, Assumption and Release Agreement; the Defeasance Account Agreement; the Modification, Waiver and Consent, dated as of the Closing Date, by and between Pledgor and Pledgee; the Certificate of Borrower, dated as of the Closing Date, executed by Pledgor; and all financing statements filed in connection with this Agreement, all as amended, continued or otherwise modified, provided that for purposes of any assumption by Successor Borrower herein, the Waiver and Consent and Certificate of Borrower shall be excluded from this definition.

     “Entitlement Order”: An “entitlement order” as defined in Section 8-102(a)(8) of the UCC.
     “Event of Default”: As defined in Section 9(a).
     “Federal Book-Entry Regulations”: The regulations of (i) the United States Department of the Treasury governing the transfer and pledge of marketable Book-Entry Securities maintained in the form of entries in the TRADES book entry system in the Federal Reserve Bank, as set forth in 31 C.F.R. Part 357, as amended, (ii) the United States Department of Housing and Urban Development regulations governing the transfer and pledge of securities issued by the FNMA or the FHLMC, in each case maintained by a Federal Reserve Bank, in the form of entries in the Book-Entry System (as defined in Subpart A of 24 C.F.R. Part 81) as set forth in Subpart H of 24 C.F.R. Part 81 and (iii) the U.S. Treasury regulations governing the transfer and pledge of securities issued by REFCO, and maintained by a Federal Reserve Bank in the form of entries in the Book-Entry System (as defined in 12 C.F.R. Part 1511) as set forth in 12 C.F.R. Part 1511.
     “Federal Reserve Bank”: The Federal Reserve Bank at which Intermediary maintains its Participant’s Securities Account.
     “FHLMC”: Federal Home Loan Mortgage Corporation.
     “Financial Asset”: A “financial asset” as defined under Section 8-102(a)(9) of the UCC.
     “FNMA”: Federal National Mortgage Association.
     “Governmental Authority”: Any federal, state, local or foreign court, agency, authority, board bureau, commission, department, office or instrumentality of any nature whatsoever or any governmental or quasi-governmental unit, whether now or hereafter in existence, or any officer or official thereof.
     “IRC”: The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the United States Department of the Treasury issued pursuant thereto.
     “Loan”: As defined in the Recitals.
     “Loan Agreement”: As defined in the Recitals.
     “Loan Documents”: As defined in the Recitals.
     “Maturity Date”: The Anticipated Payment Date.
     “Mortgage”: Those certain Mortgages listed on Exhibit C attached hereto.
     “Note”: As defined in the Recitals.
     “Obligor”: Any issuer, guarantor or other obligor with respect to any of the Securities or any Permitted Investment.

     “Participant’s Securities Account”: “Participant’s Securities Account” (as defined in 31 C.F.R. Section 357.2) at a Federal Reserve Bank to which Book-Entry Securities may be credited.
     “Permitted Investment”: As defined in the Defeasance Account Agreement.
     “Person”: Any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
     “Pledged Collateral”: As defined in Section 2.
     “Pledged Collateral Account”: As defined in Section 2(d).
     “Pledged Entitlements”: As defined in Section 2(b).
     “Pooling and Servicing Agreement”: As defined in the Preamble.
     “Proceeds”: As defined as “proceeds” in Section 9-102 of the UCC or as defined in the Uniform Commercial Code as in effect in any jurisdiction whose law applies to such proceeds or as defined under other applicable law.
     “Rating Agency”: As defined in the Pooling and Servicing Agreement.
     “Real Property”: As defined in the Recitals.
     “REFCO”: Resolution Funding Corporation.
     “REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the IRC.
     “Secured Obligations”: The principal amount of the Note outstanding from time to time, as increased or decreased as a result of prepayment, modification or otherwise, and all accrued and unpaid interest thereon and all other obligations, expenses, and liabilities due or to become due to Pledgee under the Defeasance Documents, including without limitation, all costs and expenses incurred by Pledgee in collecting amounts due under the Note and in enforcing the Defeasance Documents.
     “Securities”: As defined in the Recitals.
     “Securities Account”: The securities account (as defined in Section 8-501(a) of the UCC) maintained by Intermediary for Pledgee to which the Securities have been credited.
     “Securities Intermediary”: A “securities intermediary” within the meaning of the regulations of the United States Department of the Treasury (31 C.F.R. Part 357.2 or 12 C.F.R. Part 1511.1) and Section 8-102 of the UCC.

     “Security Entitlement”: As defined as “Security Entitlement” in Section 357.2 of the regulations of the United States Department of the Treasury (31 C.F.R. Part 357.2 or 12 C.F.R. Part 1511.1) and in Section 8-102 of the UCC.
     “Single Purpose Entity”: As defined in Exhibit B attached hereto.
     “Successor Borrower”: SB Winston Holdings, LLC, a Delaware limited liability company, the assignee of Pledgor pursuant to the Defeasance Assignment, Assumption and Release Agreement.
     “TRADES”: The Treasury/Reserve Automated Debt Entry System of the Federal Reserve Bank pursuant to 31 C.F.R. Subpart B.
     “UCC”: The Uniform Commercial Code of the State of New York.
     “U.S. Obligations”: As defined as “government securities” in Section 2(a)(16) of the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1, et seq.), that are not subject to prepayment, call or early redemption, and are maintained in the form of entries on the books of a Federal Reserve Bank.
Section 2. Pledge.
     As collateral security for the Secured Obligations, Pledgor hereby pledges, assigns, transfers and grants to Pledgee a continuing first priority security interest in and lien on all of the right, title and interest of Pledgor in, to and under the following property (collectively, the “Pledged Collateral”):
     (a) the Securities and certificates, if any, evidencing the Securities and any interest of Pledgor in the entries on the books of any Securities Intermediary (including Intermediary) pertaining to the Securities;
     (b) all Security Entitlements with respect to the Securities and with respect to any Permitted Investments (the “Pledged Entitlements”);
     (c) all Proceeds of the Securities and the Pledged Entitlements, including, without limitation, proceeds of any indemnity, warranty or guarantee payable from time to time with respect to any of the Securities or the Pledged Entitlements, or payments (in any form) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Securities or the Pledged Entitlements by or on behalf of any Governmental Authority, and any and all other amounts from time to time paid or payable under or in connection with any of the Securities or the Pledged Entitlements; and
     (d) any and all other (i) funds and Financial Assets and Proceeds thereof now or hereafter deposited in or credited to Account No. 000-10-38-377 titled “53525600 SB Winston Holdings, LLC (WINSTON SPE, LLC) Defeasance” at Custodian (said account and the related Securities Account, if separate, together referred to as the “Pledged Collateral Account”), including cash in the amount of $123.26 deposited this date by Pledgor into the Pledged Collateral Account; (ii) interest and earnings on any of the Pledged Collateral including interest that accrues either before or after the commencement of any bankruptcy or insolvency proceeding by or against Pledgor or Successor Borrower; (iii) present and future accounts, general intangibles, chattel paper, contract rights, deposit accounts, instruments and documents (as defined in the UCC or in the Uniform Commercial Code as in effect in any jurisdiction whose law applies to such property) now or hereafter relating or arising with respect to the Pledged Collateral Account and/or the use thereof; and (iv) cash and non-cash Proceeds and products of the items described in subclauses (i), (ii) and (iii) above.
Section 3. Secured Obligations.
     This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise, of all of the Secured Obligations (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Pledgor or Successor Borrower for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under the United States Bankruptcy Code, 11 U.S.C. §362(a)).
Section 4. No Release or Assumption of Pledgor’s Obligations to Others.
     The granting by Pledgor to Pledgee of the security interest in the Pledged Collateral shall not relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person other than Pledgee under or in respect of any of the Pledged Collateral or impose any obligation on Pledgee to perform or observe any such term, covenant, condition or agreement to be so performed or observed by Pledgor or impose any liability on Pledgee for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty to any Person other than Pledgee by Pledgor in respect of the Pledged Collateral or made in connection herewith or therewith. The provisions set forth in this Section 4 shall survive any release of Pledgor by Pledgee set forth in the Defeasance Documents and any termination of this Agreement.
Section 5. Further Assurances.
     Pledgor agrees that, upon written request of Pledgee at any time and from time to time, Pledgor will make, execute, endorse, acknowledge and file and refile, or permit Pledgee to file and refile, such lists, descriptions and designations of the Pledged Collateral, copies of documents of title, vouchers, invoices, schedules, Entitlement Orders, powers of attorney, assignments, confirmatory assignments, supplements, additional security agreements, financing statements, amendments thereto, continuation statements, transfer endorsements and other documents (including, without limitation, this Agreement), in form reasonably satisfactory to Pledgee in such offices as Pledgee may deem reasonably necessary or appropriate, wherever required or permitted by law in order to perfect, protect and preserve the rights and interests granted to Pledgee hereunder. Pledgor hereby authorizes Pledgee and appoints Pledgee as its attorney-in-fact to file such financing statements, continuation statements, amendments thereto and other documents, without the signature of Pledgor, to the fullest extent permitted by applicable law, and Pledgor agrees to do such further acts and things, and to execute and deliver to Pledgee such additional assignments, agreements, powers and instruments, as Pledgee may reasonably require to effectuate the purposes of this Agreement, to preserve or protect the lien on the Pledged Collateral created by this Agreement or to assure and confirm unto Pledgee its rights, powers and remedies hereunder. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. All of the foregoing shall be at the sole cost and expense of Pledgor. The provisions set forth in this Section 5 shall survive any release of Pledgor by Pledgee set forth in the Defeasance Documents and any termination of this Agreement.
Section 6. Pledgor Representations, Warranties and Covenants.
     Pledgor represents, warrants and covenants as follows:
     (a) Value. Pledgor has received value (as defined in Section 1-201(44) of the UCC) for the Secured Obligations and for the granting of the security interest described herein.
     (b) Rights in Pledged Collateral. The Securities exist and Pledgor is, as of the date hereof, and as to all Pledged Collateral acquired by it from time to time after the date hereof, will be, the owner of good and marketable title to all of the Pledged Collateral, subject to the terms of that certain Defeasance Assignment, Assumption and Release Agreement.
     (c) No Liens or Other Financing Statements. Except for the liens granted to Pledgee under this Agreement and financing statements filed or to be filed with respect to and covering the lien granted by Pledgor pursuant to this Agreement, Pledgor holds the Pledged Collateral now existing, and will own any of the Pledged Collateral hereafter coming into existence from time to time, free and clear of any lien, claim, or encumbrance, and Pledgor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pledged Collateral and shall defend the Pledged Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to Pledgee; there is no control agreement or financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral; and so long as Pledgor remains obligated to pay the Secured Obligations, Pledgor shall not enter into any such control agreement or execute, file or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Pledged Collateral.
     (d) Perfection. All of the Securities are Book-Entry Securities, and Pledgor has taken, or caused other Persons to take, all actions necessary to effect the creation and perfection of Pledgee’s security interest in the Securities and other Pledged Collateral, and, as required under the UCC, has authorized, and does hereby authorize, to be filed with the Secretary of State of the jurisdiction of organization of Successor Borrower, a UCC-1 financing statement naming Successor Borrower, as debtor evidencing the lien or pledge created by this Agreement, and, this Agreement, together with the book entries described in Section 6(h) below, and other actions taken with respect to the Pledged Collateral pursuant to this Agreement create a valid and continuing, perfected first priority security interest in the Pledged Collateral in favor of Pledgee, pursuant to the UCC, securing the Secured Obligations.
     (e) Authorization; Enforceability. Pledgor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Virginia and is duly qualified to transact business in the states where the Real Property is located. Pledgor has full power, authority and legal right to enter into this Agreement and to pledge and grant a lien on the Pledged Collateral pursuant to this Agreement, and this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms. Pledgor shall not be terminated, dissolved or liquidated (as a matter of law or otherwise) prior to the earlier of (i) the date on which Pledgor has transferred all of its right, title and interest in the Pledged Collateral in accordance with and as anticipated by the terms of the Defeasance Documents, or (ii) the date on which all Secured Obligations have been paid in full and satisfied.
     (f) No Consents, Etc. No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, Governmental Authority, or with any securities exchange or any other Person, is required in connection with (i) the due execution, delivery or performance by Pledgor of this Agreement, (ii) the assignment of, and the grant of a lien on (including the priority thereof), the Pledged Collateral by Pledgor in the manner and for the purpose contemplated by this Agreement, or (iii) the exercise of the rights and remedies of Pledgee created hereby except those that have been obtained or made concurrently with the execution hereof, including, without limitation, filings in the appropriate offices under the UCC.
     (g) No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof will conflict with or result in a breach of: (i) Pledgor’s formation agreements, (ii) any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or (iii) any agreement or instrument to which Pledgor is a party or by which Pledgor is bound or to which any of the Pledged Collateral is subject, or result in the creation or imposition of any lien upon Pledgor’s earnings or assets pursuant to the terms of any such agreement or instrument.
     (h) Actions With Respect to Securities. Pledgor shall cause the Securities to be credited to Intermediary’s Participant’s Securities Account maintained at the Federal Reserve Bank at which Intermediary maintains a Participant’s Securities Account, and to be identified on the records of such Federal Reserve Bank as being held for the sole and exclusive account of Intermediary. Pledgor does hereby (i) direct the Intermediary to credit by book-entry such Securities to the Securities Account of Pledgee and hold the same for the sole and exclusive account of Pledgee for the benefit of Pledgee and (ii) direct the Intermediary to send a written confirmation to Pledgee that Intermediary has so credited the Securities to such Securities Account and is holding the Securities for the sole and exclusive account of Pledgee for the benefit of Pledgee. Pledgor hereby agrees that Intermediary is the Securities Intermediary at which the Securities Account of Pledgee and the Pledged Collateral Account are maintained. Pledgor hereby directs Intermediary to comply with all Entitlement Orders of Pledgee with respect to the Pledged Collateral.
     (i) Pledged Collateral. The list of the Securities is complete and accurate. All of the Securities are Book-Entry Securities. On the date hereof, all information set forth herein (including the exhibits hereto), and set forth in the Accountant’s Letter, or otherwise provided to Pledgee relating to the Pledged Collateral is, to Pledgor’s knowledge, accurate and complete in all material respects. None of the Securities is subject to prepayment call or early redemption. All of the Securities are payable in United States Dollars. If the Securities include securities identified as obligations of:

(i)	REFCO, they are direct obligations thereof, and are interest-only strips; or

(ii)	FHLMC or FNMA, they are direct debt obligations thereof.
     (j) Single Purpose Entity. As of the date hereof, Pledgor has complied and shall continue to comply with the covenants set forth in Section 8.28 of the Loan Agreement (or such other provisions which are substantially similar in form and substance to the covenants contained therein relating to Pledgor’s status as a single asset entity whose purpose is solely to own and operate real property) until the earlier of the date on which (i) Pledgor has transferred all of its right, title and interest in the Pledged Collateral in accordance with the terms of the Defeasance Assignment, Assumption and Release, or (ii) all Secured Obligations have been paid in full and satisfied.
     (k) Property Value. The fair market value of the Real Property is greater than the face amount of the Securities; Pledgor has received reasonably equivalent value in exchange for the transfers contemplated by the Defeasance Documents;
     (l) No Indebtedness. Pledgor has not incurred any indebtedness other than the Loan, other indebtedness permitted by the Loan Documents, and any debt associated with the refinancing of the Loan which is secured only by the Real Property;
     (m) No Intent to Hinder Creditors. The pledge of the Securities to Pledgee and, if applicable, the transfer of the Securities to Successor Borrower, are not done in contemplation of insolvency or bankruptcy or with an intent to hinder, delay or defraud any of Pledgor’s creditors;
     (n) No Insolvency. Pledgor is not insolvent immediately before signing this Agreement and is not being rendered insolvent by the pledge of the Securities to Pledgee and, if applicable, the transfer of the Securities to Successor Borrower;
     (o) Not Unreasonably Small Capital. The assets owned by Pledgor immediately after giving effect to the pledge of the Securities to Pledgee and, if applicable, the transfer of the Securities to Successor Borrower represent an amount of capital that is not unreasonably small for the business in which Pledgor is engaged, and Pledgor does not intend to engage in any other business for which such capital would be unreasonably small;
     (p) No Intent to Incur Debts Beyond Ability to Pay. At the time of the pledge of the Securities to Pledgee and, if applicable, the transfer of the Securities to Successor Borrower, Pledgor does not intend to, or believe that it will, incur debts that would be beyond its ability to pay as such debts mature;
     (q) Purpose. Pledgor’s purpose in entering into the transactions contemplated by the Defeasance Documents is to effect a sale or refinance of the Real Property; and
     (r) Transfer of Interest in Pledgor. Pledgor will not, and Pledgor will not permit any Person to, sell, assign, transfer, convey, pledge or otherwise dispose of all or any direct or indirect interest in Pledgor, without the prior written consent of Pledgee, until the earlier of the date on which (i) Pledgor has transferred all of its right, title and interest in the Pledged Collateral in accordance with the terms of the Defeasance Documents, or (ii) all Secured Obligations have been paid in full and satisfied.

Section 7. Intermediary Representations, Warranties and Covenants.
     Intermediary hereby represents, warrants and covenants as of the date hereof that:
     (a) it is a Securities Intermediary and will, for so long as it remains a Securities Intermediary hereunder, at all times act in that capacity in connection with the Pledged Collateral;
     (b) it is an Eligible Institution (as defined in the Defeasance Account Agreement);
     (c) all of the Securities are Book-Entry Securities;
     (d) the Securities have been credited to the Participant’s Securities Account maintained by Intermediary at the Federal Reserve Bank;
     (e) the Pledged Collateral Account is, and will at all times be maintained as, a Securities Account;
     (f) it maintains Security Entitlements with respect to and in the full face amount of the Securities on the records of the Federal Reserve Bank free and clear of any liens, claims, interest or encumbrances;
     (g) the Pledged Entitlements have been and will continue to be credited by accurate book entry to, and maintained in, the Pledged Collateral Account maintained by Intermediary for the benefit of Pledgee, and Pledgee is the holder of all Security Entitlements with respect to the Securities;
     (h) it has accepted, and will at all times maintain, possession of all of the Pledged Collateral and the Pledged Collateral Account at its offices, currently located in Phoenix, Arizona; provided however, in the event Intermediary intends to move the Pledged Collateral or the Pledged Collateral Account to another location, it shall provide Pledgee with thirty (30) days prior written notice and the Intermediary shall cooperate with Pledgee in ensuring Pledgee’s perfected security interest in the Pledged Collateral Account as required under the UCC, including, without limitation, the execution of any and all documents required to continue Pledgee’s perfected security interest in the Pledged Collateral Account;
     (i) Pledgee has and shall continue to have “control” (as defined in Section 8-106 of the UCC) over the Securities, the Pledged Entitlements and the other Pledged Collateral;
     (j) it has received no notice of, and has no actual knowledge of, any “adverse claim” (as defined in the UCC) or lien or encumbrance (other than the lien created by the Defeasance Documents) as to the Pledged Collateral (including, but not limited to, any claim, lien or encumbrance in favor of the United States or any state);
     (k) each item of property (including, but not limited to, any item of “investment property” (as defined under the UCC), security instrument or cash, and every Security Entitlement in any of the foregoing) credited to the Pledged Collateral Account shall be treated by Intermediary as a Financial Asset subject to this Agreement; and

     (l) without limitation of any of the foregoing, it shall comply with all written Entitlement Orders originated by Pledgee without consent of Pledgor or any other Person, and shall not accept Entitlement Orders from any Person other than Pledgee except as authorized in writing by Pledgee.
Section 8. Covenants Concerning the Pledged Collateral.
     Intermediary and Pledgor hereby covenant, each as to itself, that:
     (a) Waiver of Liens. It waives and releases, solely for the benefit of Pledgee, any and all claims, liens, encumbrances or rights of set off that it may now or hereafter have against the Pledged Collateral or any portion thereof.
     (b) Protection of Pledgee’s Security. It shall not take any action that impairs the rights of Pledgee in the Pledged Collateral or the perfection of the security interests created hereunder.
     (c) Payments. So long as no Event of Default shall have occurred and be continuing, all distributions, cash, interest, earnings, return of capital or other payments made in respect of the Pledged Collateral shall be deposited in the Pledged Collateral Account and utilized in accordance with the provisions of the Defeasance Documents (which utilization shall include, without limitation, the payment of scheduled installments due under the Note and the final payment on the Maturity Date). At all times, whether before or during the continuation of any Event of Default, all rights to enforce and collect payments in respect of the Pledged Collateral or to direct the disposition thereof shall be exercised exclusively by Pledgee and the proceeds of any such exercise shall be applied to Pledgor’s obligations under the Defeasance Documents. In the event that any payments in respect of the Pledged Collateral are made directly to Pledgor, Pledgor shall hold such amounts as agent and trustee for Pledgee, segregate all amounts received pursuant thereto in a separate account and pay such amounts promptly to or as directed by Pledgee.
     (d) Transfers or Liens. It shall not (i) sell, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral except to the extent Intermediary is permitted or required to transfer its rights and obligations to a successor intermediary pursuant to Section 4 and Section 7 of the Defeasance Account Agreement, or (ii) create or, by its action or inaction, permit to exist any lien upon or with respect to any Pledged Collateral, except for the lien of this Agreement.
     (e) Jurisdiction. Notwithstanding anything to the contrary contained herein, the Pledgor and the Intermediary agree that the State of New York is the “securities intermediary’s jurisdiction” for purposes of UCC Sections 8-110(e) and 9-305(a)(3).
Section 9. Event of Default; Remedies Upon Default; Obtaining the Pledged Collateral Upon Event of Default.
     (a) The occurrence and continuation of one or more of the following shall constitute an “Event of Default” hereunder:
     (i) any default in the payment when due of any principal of or interest on the Note, including the entire balance of the Note on the Maturity Date, or default in the payment when due of any other amount payable with respect to the Secured Obligations other than any action or failure to act on the part of Pledgee or the Servicer; or
     (ii) any representation, warranty or certification made by any Person for the benefit of Pledgee in any Defeasance Document (or in any modification or supplement thereto), or in any certificate, report, financial statement or other item furnished to Pledgee in connection with this transaction shall prove to have been false or misleading in any material respect as of the time made or furnished and, if this shall be a result of conduct of a party other than Pledgor or Successor Borrower, such default results, or is likely in Pledgee’s reasonable determination to result, in a default under Section 9(a)(i); or
     (iii) any of the Defeasance Documents shall be rescinded other than as a result of the termination of the Defeasance Account Agreement by Pledgee or declared null and void, or shall fail to create or perfect the liens, rights, powers and privileges purported to be created thereby (including a perfected security interest in and lien on all of the Pledged Collateral, subject to no equal or prior lien) and, if this shall be a result of conduct of a party other than Pledgor and/or Successor Borrower, such default results, or is likely in Pledgee’s reasonable determination to result, in a default under Section 9(a)(i); or
     (iv) the Pledged Collateral or any part thereof or interest therein or any direct or indirect interest in Pledgor (except as otherwise permitted in Section 6(r) above) or Successor Borrower becomes subject to any security interest, pledge, covenant, lien, or other encumbrance whether junior or senior to the interest of Pledgee, subject to the set-off terms of Section 9 of the Defeasance Account Agreement following payment of the Note; or
     (v) the Pledged Collateral or any part thereof or interest therein, or any direct or indirect interest in Pledgor (except as otherwise permitted in Section 6(r) above), or any managing membership interest in Successor Borrower, or, without Rating Agency confirmation, more than a 49% direct or indirect nonmanaging interest in Successor Borrower is sold, assigned, transferred, conveyed or otherwise disposed of or is the subject of any attempted sale, assignment, transfer or conveyance without written consent of Pledgee; or
     (vi) Any party to the Defeasance Documents other than Pledgee shall default in the performance of any of the other obligations to Pledgee under the Defeasance Documents and such default shall continue unremedied for a period of thirty (30) days after notice thereof and, if this shall be a result of conduct of a party other than Pledgor or Successor Borrower, such default results, or, in Pledgee’s reasonable determination, is likely to result in a default under Section 9(a)(i); or
     (vii) Successor Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or
     (viii) Successor Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (iv) file a petition as debtor or seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code, or (vi) take any action for the purpose of effecting any of the foregoing; or
     (ix) Successor Borrower shall at any time cease to be a Single Purpose Entity; or
     (x) a proceeding or case shall be commenced, without the application or consent of Successor Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Successor Borrower of all or any substantial part of its assets; (iii) similar relief in respect of Successor Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or (iv) an order for relief against Successor Borrower shall be entered in an involuntary case under the United States Bankruptcy Code; or
     (xi) in any proceeding under the United States Bankruptcy Code (as now or hereafter in effect) in which Pledgor or Intermediary is debtor or under any other law relating to bankruptcy, insolvency, reorganization, winding-up, composition or readjustment of debts, or fraudulent conveyances with respect to Pledgor’s assets or assets held by Intermediary, any aspect of the transaction effected pursuant to the Defeasance Documents, or any exercise by Pledgee of its rights or remedies thereunder, is challenged, voided, rescinded or set aside, or is subject to any stay or injunction; or
     (xii) Successor Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise); or proceedings shall be commenced by or on behalf of any Person seeking the termination, dissolution or liquidation of Successor Borrower; or
     (xiii) Successor Borrower shall take any action that (a) causes any REMIC formed pursuant to the Pooling and Servicing Agreement to lose its status as a REMIC or (b) subjects any such REMIC to any tax under Chapter I, Subchapter M of the IRC.
     (b) If an Event of Default shall have occurred and be continuing, then and in every such case, Pledgee may, at its sole option, take any one or more or all of the following actions:
     (i) instruct the Obligor or Obligors on the Securities or any agreement, instrument or other obligation constituting Pledged Collateral to make any payment required by the terms of such instrument, agreement or obligation directly to or as directed by Pledgee;
     (ii) cause all book entries in the records of Intermediary or Federal Reserve Bank with respect to the Securities to be changed or modified to show Pledgee or a designee of Pledgee as the record owner of the Securities;

     (iii) exercise all the rights and remedies of a secured party under the UCC with respect to the Pledged Collateral;
     (iv) seek specific performance of, or enjoin actions in violation of, any party’s obligations to Pledgee under the Defeasance Documents; and
     (v) exercise all other available rights, privileges and remedies, at law or in equity, with respect to the Pledged Collateral, and may exercise such rights and remedies either in the name of Pledgee or in the name of Pledgor for the use and benefit of Pledgee to the fullest extent permitted by applicable law.
     (c) The proceeds of the exercise by Pledgee of any remedy hereunder shall be paid to Pledgee and applied, in such order of priority and amounts as Pledgee in its discretion shall deem proper, to the payment of all costs and expenses of any suit and of all proper compensation, expenses, liabilities and advances, including expenses and attorneys’ fees, owed to, incurred by, or made by Pledgee and all taxes, assessments or liens superior to the lien hereof; to the payment of all amounts due and owing in respect of the Secured Obligations; to the payment of the expenses of the Pledgee or Servicer or any other party to the Pooling and Servicing Agreement with respect to its obligations thereunder; and the balance, if any, to Pledgor or to another Person lawfully entitled thereto as determined by a court of competent jurisdiction.
     (d) The parties acknowledge and agree that the Securities are sold on a recognized market and, accordingly, Pledgee need not furnish Pledgor with notice of its intention to sell the Securities. If, however, applicable law requires such notice, then upon the occurrence and during the continuance of an Event of Default, Pledgee may, upon ten (10) business days’ prior written notice to Pledgor of the time and place, (except as provided to the contrary in the final sentence of this paragraph), sell, assign or otherwise dispose of all or any part of the Pledged Collateral or any part thereof that shall then be in, or shall thereafter come into, the possession, custody or control of Pledgee or any of its agents, at such place or places as Pledgee deems appropriate, and for cash or for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or required by applicable statute, and cannot be waived), and Pledgee or anyone else may be the purchaser, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of any kind, including any right of equity of redemption (statutory or otherwise) of Pledgor, and Pledgor hereby expressly waives and releases any such demand of performance, notice (other than the notice set forth above and any non-waiveable statutory notice) and right of equity of redemption. Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.
     The proceeds of each collection, sale or other disposition under this Section 9(d) shall be applied in accordance with Section 9(c) hereof.
     (e) Private Sale. Pledgee shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to Section 9(d) hereof conducted in a commercially reasonable manner and in accordance with the UCC. Pledgor hereby waives any claims against Pledgee arising by reason of the fact that the price at which the Pledged Collateral may have been sold at any such private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Pledgee accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.
Section 10. No Waiver; Cumulative Remedies.
     (a) No failure on the part of Pledgee to exercise, no course of dealing with respect to, and no delay on the part of Pledgee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.
     (b) In the event Pledgee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Pledgee, then and in every such case, Pledgor, Pledgee and each other party to any of the Defeasance Documents shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Pledgee shall continue as if no such proceeding had been instituted.
Section 11. Pledgee and Servicer May Perform; Pledgee and Servicer Appointed Attorney-in-Fact.
     If Pledgor fails to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of Pledgor contained herein shall be breached and such breach continues beyond any applicable grace period, Pledgee or Servicer may (but shall not be obligated to), upon prior written notice to Pledgor specifying the action to be taken, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by Pledgee or Servicer (including, but not limited to, reasonable legal expenses and disbursements) shall be paid by Pledgor promptly upon demand therefor, with interest at the default rate specified in the Note, during the period from the date on which such payment is made to and including the date of repayment. Pledgor hereby authorizes Pledgee and Servicer and appoints Pledgee and Servicer as its attorneys-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in Pledgee’s or Servicer’s reasonable discretion to take any action and to execute any instrument which is consistent and in accordance with the terms of this Agreement and the other Defeasance Documents and which Pledgee or Servicer may deem reasonably necessary or advisable to accomplish the purposes of this Agreement and the other Defeasance Documents. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Pledgor hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section 11.

Section 12. Modification in Writing.
     This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Pledgor or Pledgee, but only by an agreement in writing and signed by Pledgor, Pledgee, and, with respect to any modification to any of Sections 7, 8, 9, 16, 22 and 25, the Intermediary. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or the other Defeasance Documents, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.
Section 13. Termination; Release.
     When all of the Secured Obligations have been satisfied, performed in full, and released, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Defeasance Documents, Pledgee shall upon the request and at the sole cost and expense of Pledgor forthwith assign, transfer and deliver, and shall direct Intermediary, to assign, transfer and deliver, to Pledgor against receipt and without express or implied recourse to or warranty by Pledgee (i) such of the Pledged Collateral to be released as may be in possession of Pledgee or Intermediary and as shall not have been sold or otherwise applied pursuant to the terms hereof, and (ii) proper instruments (including UCC termination statements) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.
Section 14. Notices.
     All notices or other communications hereunder by any party to any other party shall be in writing and shall be delivered by first class certified mail, postage prepaid, return receipt requested or by nationally-recognized commercial overnight courier. Such notices or communications shall be deemed to be received by the addressee on the third (3rd) business day following the day such notice is deposited with the United States postal service first class certified mail, postage prepaid, return receipt requested, or on the first (1st) business day after deposit with such overnight courier, in either case addressed to the address set forth below for the party to whom such notice is to be given, or to such other address as Pledgor, Pledgee, Servicer or Intermediary, as the case may be, shall in like manner designate in writing.

Pledgor:	Winston SPE LLC
2209 Century Drive, Suite 300
Raleigh, North Carolina 27612

Intermediary:	Wells Fargo Bank, N.A.
100 West Washington Street, 8th Floor
MAC S4101-080
Phoenix, Arizona 85003
Attn: Eunice Ortega – Winston Hotels Defeasance

Pledgee:	Wells Fargo Bank, N.A. (f/k/a Norwest Bank Minnesota, National Association), as Trustee for the registered holders of the DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG1
c/o Wachovia Bank, National Association
8739 Research Drive – URP4, NC1075
Charlotte, North Carolina 28288
(28262 for overnight mail)

Servicer:	Wachovia Bank, National Association
8739 Research Drive – URP4, NC1075
Charlotte, North Carolina 28288
(28262 for overnight mail)
Section 15. Continuing Security Interest; Assignment.
     This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon each party hereto and each of its successors and assigns, and (ii) inure to the benefit of Pledgee and its successors and assigns. Without limiting the generality of the foregoing clause (ii), Pledgee may assign or otherwise transfer any of the Secured Obligations to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Pledgee, herein or otherwise. Pledgor shall not, without the written consent of Pledgee and, if necessary, each Rating Agency, assign its rights and obligations under this Agreement; provided, however, that Pledgor may assign certain of its rights and obligations under this Agreement to Successor Borrower, pursuant to the Defeasance Assignment, Assumption and Release Agreement.
Section 16. GOVERNING LAW; VENUE.
     THE STATE OF NEW YORK SHALL BE THE “SECURITIES INTERMEDIARY’S JURISDICTION” AS DEFINED IN THE FEDERAL BOOK-ENTRY REGULATIONS AND THE UCC.
     THIS AGREEMENT, THE CREATION, ATTACHMENT, PERFECTION, EFFECT OF PERFECTION OR NON-PERFECTION AND PRIORITY OF THE RIGHTS AND INTERESTS OF PLEDGEE IN THE PLEDGED COLLATERAL, AND ALL OTHER RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE UCC AND INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT REGARD TO LAWS OF THE STATE OF NEW YORK CONCERNING CONFLICTS OF LAWS OR CHOICE OF FORUM.
     PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY HEREBY IRREVOCABLY SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK AND TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

JURISDICTION AND VENUE OF ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT OR ANY OTHER DEFEASANCE DOCUMENT OR ANY ACTION RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS CREATED BY OR UNDER THE DEFEASANCE DOCUMENTS (IN EACH CASE, AN “ACTION”) SHALL, AT THE ELECTION OF PLEDGEE, BE IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OF PLEDGEE BE TRANSFERRED TO) A STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE STATE OF NEW YORK. PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY HEREBY CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK IN CONNECTION WITH ANY ACTION AND HEREBY WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR PURPOSES OF ANY ACTION. PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE TO ANY ACTION OR A MOTION TO TRANSFER VENUE OF ANY ACTION, (I) ANY CLAIM THAT SUCH PARTY IS NOT SUBJECT TO SUCH JURISDICTION; (II) ANY CLAIM THAT ANY ACTION MAY NOT BE BROUGHT AGAINST IT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THOSE COURTS, OR THAT SUCH PARTY IS EXEMPT OR IMMUNE FROM EXECUTION; (III) THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM; OR (IV) THAT THE VENUE FOR THE ACTION IS IN ANY WAY IMPROPER.
Section 17. Severability of Provisions.
     Any provision of this Agreement which is prohibited or determined by a court of law to be unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 18. Execution in Counterparts.
     This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same Agreement.
Section 19. Headings.
     The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
Section 20. Entire Agreement; Successors and Assigns.
     This Agreement, together with those other agreements referenced herein, constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. This Agreement shall be binding upon and, subject to Section 15 above, shall inure to the benefit of the successors and assigns of the parties hereto.
Section 21. Limitation on Duty of Pledgee in Respect of Collateral.
     Beyond the exercise of reasonable care in the custody thereof, Pledgee shall have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Pledged Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by Pledgee in good faith.
Section 22. Indemnification.
     Pledgor agrees to indemnify Pledgee, Intermediary and Servicer and hold Pledgee, Intermediary and Servicer harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by Pledgee, Intermediary or Servicer arising out of or in connection with its or Pledgor’s actions or failure to act under any of the Defeasance Documents or in connection with any investigative, administrative or judicial proceedings (whether or not Pledgee, Intermediary or Servicer shall be designated a party thereto) relating to or arising out of this Agreement, the Pledged Collateral or the other Defeasance Documents (including, without limitation, any such proceeding by Pledgor against Pledgee, Intermediary or Servicer or by Pledgee, Intermediary or Servicer against Pledgor); provided, however, none of Pledgee, Intermediary or Servicer shall have the right to be indemnified hereunder for its own negligence or willful misconduct as determined by a court of competent jurisdiction. This Section 22 shall survive the termination of this Agreement and the discharge of the obligations of the Pledgor, its successors and assigns under this Agreement.
Section 23. Authority.
     Any Person executing this Agreement in a fiduciary or other representative capacity represents that it has full power and authority to do so and that any applicable or required court, partnership, corporate or other authority has been duly and properly given and continues as of the date hereof.
Section 24. Insufficient Funds.
     If, at any time the funds available in the Pledged Collateral Account are insufficient to satisfy all obligations then due under the Note or under any other Defeasance Document, Pledgor shall, immediately upon receipt of written notice, deposit into the Pledged Collateral Account, an amount sufficient to pay the entire shortfall.
Section 25. Waiver of Trial by Jury
PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY,

AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER MAY EXIST WITH REGARD TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH A RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY EACH IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 25 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Defeasance Pledge and Security Agreement to be executed and delivered by its duly authorized representative effective as of the date first above written.

PLEDGOR:

WINSTON SPE LLC, a Virginia limited liability company

By:	Winston Manager Corporation, a Virginia corporation, its managing member

	By:	/s/ Brent V. West

	Name:	Brent V. West
	Title:	Vice President

PLEDGEE:

WELLS FARGO BANK, N.A. (f/k/a Norwest Bank Minnesota, National Association), as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG1

By:	Wachovia Bank, National Association, a national banking association, as successor to GE Capital Loan Services, Inc., as master servicer

	By:	/s/ D. Bryan Gregory

	Name:	D. Bryan Gregory
	Title:	Vice President

SERVICER:

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as successor to GE Capital Loan Services, Inc., as master servicer

By:	/s/ D. Bryan Gregory

Name:	D. Bryan Gregory
Title:	Vice President

     Wells Fargo Bank, N.A., acting in its capacity as Securities Intermediary, hereby acknowledges its agreement to be bound by the provisions set forth in Sections 7, 8, 9, 16, 22, and 25 of this Agreement.

WELLS FARGO BANK, N.A.,
a national banking association

By:	/s/ Mark D. Petrasso

Name:	Mark D. Petrasso
Title:	Vice President

EXHIBIT A
Securities

EXHIBIT B
Definition of Single Purpose Entity
          “Single Purpose Entity” means for the Successor Borrower, the single purpose entity requirements outlined in its operating agreement, or for other parties a business trust, corporation, limited partnership, or limited liability company (for purposes of this definition, the “Entity”) which, at all times since its formation and thereafter for so long as any of the Secured Obligations remain outstanding and not discharged in full:
     (a) was and will be organized solely for the purpose of owning the Pledged Collateral and performing and complying with the Defeasance Documents, and has not and will not engage in any business unrelated to such purposes other than other transactions by which such Entity becomes the successor borrower under one or more defeased loans held by Pledgee (a “Defeasance Transaction”) and holding pledged collateral relating thereto;
     (b) has not and will not have any assets other than cash, the Pledged Collateral and pledged collateral held in connection with other Defeasance Transactions;
     (c) has not and will not transfer, convey, grant, assign or pledge or permit the transfer, conveyance, granting, assignment or pledge of any of (i) the Pledged Collateral or any interest therein except as provided in the Defeasance Documents or (ii) any of its assets or any interest therein except in favor of Pledgee and subject to the defeasance documents with Pledgee relating to other Defeasance Transactions;
     (d) has not and will not fail to correct any misunderstanding by a third party regarding the separate identity of such Entity when such Entity is aware of such misunderstanding;
     (e) has not permitted, cooperated with or sought involuntarily and will not permit, cooperate with or seek involuntarily the occurrence of any (i) bankruptcy, insolvency or reorganization petition or any relief under any laws relating to the relief from debts or the protection of debtors generally; (ii) the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official; or (iii) assignment for the benefit of creditors with respect to any beneficiary, partner or member of the Entity;
     (f) has maintained and will maintain its accounts, books and records separate from any other person or entity;
     (g) has maintained and will maintain its books, records, resolutions and agreements as official records;
     (h) has not commingled and will not commingle its funds or assets with those of any other person or entity;
     (i) has held and will hold its assets in its own name;
     (j) has conducted and will conduct its business in its name;

     (k) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity;
     (l) has paid and will pay its own liabilities out of its own funds and assets;
     (m) has observed and will observe all trust, partnership, corporate or limited liability company formalities, as applicable;
     (n) has maintained and will maintain an arms-length relationship with its affiliates;
     (o) has and will have no obligations other than the obligations under the Defeasance Documents and in connection with other Defeasance Transactions;
     (p) has not and will not assume any contingent obligations;
     (q) has not acquired and will not acquire obligations or securities of its beneficiaries, partners, members or shareholders (as the case may be);
     (r) has allocated and will allocate fairly and reasonably shared expenses with any affiliates, including, shared office space, and uses separate stationery, invoices and checks;
     (s) has not and will not pledge its assets for the benefit of any other person or entity other than to Pledgee pursuant to the Defeasance Documents and the defeasance documents for the other Defeasance Transactions;
     (t) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity;
     (u) has not made and will not make loans to any other person or entity;
     (v) has not and will not identify its beneficiaries, partners, members or shareholders (as the case may be), or any affiliates of any of them as a division or part of it;
     (w) has not entered and will not enter into or be a party to, any transaction other than (i) the transactions described in the Defeasance Documents and (ii) other Defeasance Transactions;
     (x) has paid and will pay the salaries of its own employees from its own funds;
     (y) has maintained and will maintain adequate capital in light of its contemplated business operations;
     (z) if such Entity is a limited liability company or limited partnership, then such Entity shall continue (and not dissolve) for so long as a solvent member or partner, as applicable, exists, and such Entity’s organizational documents shall so provide;
     (aa) has incorporated these Single Purpose Entity provisions, or materially similar provisions (as determined by Pledgee), into its organizational documents together with a provision requiring the prior written consent of the Pledgee to change, waive or amend any of such provisions for so long as the Secured Obligations remain outstanding; and
     (bb) will conduct its business so that the assumptions made with respect to such Entity in any “substantive non-consolidation” opinion letter delivered in connection with the assignment and assumption described hereunder will continue to be true and correct in all respects.
In addition to the foregoing, for so long as any of the Secured Obligations remain outstanding and not discharged in full, such Entity will have an independent trustee, director or manager, or a trustee, general partner or manager that is a corporation that has among its directors an independent director, and the organizational documents for such Entity will provide that, without the unanimous consent of all trustees, managers, partners, or directors, including such independent trustee, director or manager, no person shall have authority on behalf of such Entity to:
     (a) seek the dissolution or winding up, in whole or in part, of such Entity;
     (b) merge into or consolidate with any person or entity or dissolve, terminate or liquidate, in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;
     (c) file a voluntary petition or otherwise initiate proceedings to have such Entity adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Entity, or file a petition seeking or consenting to reorganization or relief of such Entity as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to such Entity; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of such Entity or of all or any substantial part of the properties and assets of such Entity, or make any general assignment for the benefit of creditors of such Entity, or admit in writing the inability of such Entity to pay its debts generally as they become due or declare or effect a moratorium on such Entity’s debts or take any action in furtherance of any such action; or
     (d) amend, modify or alter such provisions of such Entity’s organizational documents.
In addition to the foregoing, for so long as any of the Secured Obligations remains outstanding and not discharged in full, the organizational documents for such Entity shall provide that no trustee, manager, general partner or director of such entity shall have authority to take any action in items (i) through (iv) above without the written consent of the holder of the Defeasance Documents.
For purposes of this definition, the term “independent” shall mean, with respect to any individual director, trustee, managing member or general partner, not being at the time of appointment as such director, trustee, managing member or general partner of any Entity, at any time after such appointment, or at any time in the five (5) years preceding such appointment (a) a direct or indirect legal or beneficial owner of such Entity or any such of its affiliates, (b) a creditor, supplier, employee, officer, manager or contractor of such Entity or any of its affiliates, (c) a person who controls such Entity or any of its affiliates, or (d) a member of the immediate family of a person described in (a), (b) or (c) above.

EXHIBIT C
The following constitute the “Mortgage”:
“Atlanta Mortgage”: That certain Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, dated as of the date of the Note, executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real property located in Fulton County, Georgia and described in said Atlanta Mortgage (the “Atlanta Property”).
“AZ Mortgage”: That certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of the Note, executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real property located in Maricopa County, Arizona and described in said AZ Mortgage (the “AZ Property”).
“Charlotte Mortgage”: That certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of the Note, executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real property located in Mecklenburg County, North Carolina and described in said Charlotte Mortgage (the “Charlotte Property”).
“Duluth Mortgage”: That certain Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, dated as of the date of the Note, executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real property located in Gwinnett County, Georgia and described in said Duluth Mortgage (the “Duluth Property”).
“FL Mortgage”: That certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of the Note, executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real property located in Orange County, Florida and described in said FL Mortgage (the “FL Property”).
“MA Mortgage”: That certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of the Note, executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real property located in West Springfield County, Massachusetts and described in said MA Mortgage (the “MA Property”).
“MI Mortgage”: That certain Mortgage, dated as of the date of the Note, executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real property located in Washtenaw County, Michigan and described in said MI Mortgage (the “MI Property”).
“NC Mortgages”: That certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of the Note (the “NC 1 Mortgage”), and that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of the Note (the “NC 2 Mortgage”, together with the NC 1 Mortgage, the “NC Mortgages”), executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real properties located in Wake County, North Carolina and described in said NC Mortgages (the “NC Property”).
“Mortgage”: Collectively, the Atlanta Mortgage, the AZ Mortgage, the Charlotte Mortgage, the Duluth Mortgage, the FL Mortgage, the MA Mortgage, the MI Mortgage, the NC Mortgages, the NY Mortgage, the SC Mortgages, the TX Mortgage and the Wilmington Mortgage.
“NY Mortgage”: That certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of the Note, executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real property located in Westchester County, New York and described in said NY Mortgage (the “NY Real Property”).
“SC Mortgages”: That certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of the Note (the “SC 1 Mortgage”), and that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of the Note (the “SC 2 Mortgage, together with the SC 1 Mortgage, the “SC Mortgages”), executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real properties located in Charleston County, South Carolina and described in said SC Mortgages (the “SC Property”).
“TX Mortgage”: That certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of the Note, executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real property located in Harris County, Texas and described in said TX Mortgage (the “TX Property”).
“Wilmington Mortgage”: That certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of the Note, executed by Pledgor in favor of Original Lender granting to Original Lender, among other things, a lien on the real property located in New Hanover County, North Carolina and described in said Wilmington Mortgage (the “Wilmington Property”).

Exhibit D
The following constitute the “Collateral Documents”:
That separate Assignment of Leases and Rents, dated as of the date of the Note (the “Atlanta ALR”), and certain UCC Financing Statements (the “Atlanta Financing Statements”; together with the Atlanta ALR the “Atlanta Collateral Documents”).
That separate Assignment of Leases and Rents, dated as of the date of the Note (the “AZ ALR”), and certain UCC Financing Statements (the “AZ Financing Statements”; together with the AZ ALR the “AZ Collateral Documents”).
That separate Assignment of Leases and Rents, dated as of the date of the Note (the “Charlotte ALR”), and certain UCC Financing Statements (the “Charlotte Financing Statements”; together with the Charlotte ALR the “Charlotte Collateral Documents”).
“Collateral Documents”: Collectively, the Atlanta Collateral Documents, the AZ Collateral Documents, the Charlotte Collateral Documents, the Duluth Collateral Documents, the FL Collateral Documents, the MA Collateral Documents, the MI Collateral Documents, the NC Collateral Documents, the NY Collateral Documents, the SC Collateral Documents, the TX Collateral Documents and the Wilmington Collateral Documents.
That separate Assignment of Leases and Rents, dated as of the date of the Note (the “Duluth ALR”), and certain UCC Financing Statements (the “Duluth Financing Statements”; together with the Duluth ALR the “Duluth Collateral Documents”).
That separate Assignment of Leases and Rents, dated as of the date of the Note (the “Fl ALR”), and certain UCC Financing Statements (the “FL Financing Statements”; together with the FL ALR the “FL Collateral Documents”).
That separate Assignment of Leases and Rents, dated as of the date of the Note (the “MA ALR”), and certain UCC Financing Statements (the “MA Financing Statements”; together with the MA ALR the “MA Collateral Documents”).
That separate Assignment of Leases and Rents, dated as of the date of the Note (the “MI ALR”), and certain UCC Financing Statements (the “MI Financing Statements”; together with the MI ALR the “MI Collateral Documents”).
That separate Assignment of Leases and Rents, dated as of the date of the Note (the “NC ALR”), and certain UCC Financing Statements (the “NC Financing Statements”; together with the NC ALR the “NC Collateral Documents”).
That separate Assignment of Leases and Rents, dated as of the date of the Note (the “NY ALR”), and certain UCC Financing Statements (the “NY Financing Statements”; together with the NY ALR, the “NY Collateral Documents”).

That separate Assignment of Leases and Rents, dated as of the date of the Note (the “SC ALR”), and certain UCC Financing Statements (the “SC Financing Statements”; together with the SC ALR the “SC Collateral Documents”).
That separate Assignment of Leases and Rents, dated as of the date of the Note (the “TX ALR”), and certain UCC Financing Statements (the “TX Financing Statements”; together with the TX ALR the “TX Collateral Documents”).
That separate Assignment of Leases and Rents, dated as of the date of the Note (the “Wilmington ALR”), and certain UCC Financing Statements (the “Wilmington Financing Statements”; together with the Wilmington ALR the “Wilmington Collateral Documents”).